Exhibit 99.1

Contact:

Jeffrey J. Carfora, Chief Financial Officer

Peapack-Gladstone Financial Corporation

T: 908-719-4308

Peapack-Gladstone Financial Corporation Reports Results of its Initial Loan Portfolio Review Following Hurricane Sandy

BEDMINSTER, N.J. – November 7, 2012 - Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Company) reported that it has completed the first phase of its review of its loan portfolio following Hurricane Sandy. Amounts outstanding or committed on residential first and second mortgage loans and commercial mortgage loans secured by properties located in a designated flood zone within New Jersey Coastal towns total $15.9 million, or 1.5% of the outstanding loan portfolio as of September 30, 2012. The weighted average loan-to-value ratio at origination of such loans was 56%, implying property values at loan origination of approximately $28 million. Further, all such properties were required to carry flood insurance, resulting in $8.8 million of potential flood insurance coverage.

Doug Kennedy, Chief Executive Officer, commented, “The lower loan-to-value ratios, and the existence of flood insurance in appropriate amounts reflect our strong underwriting and administration of our loan portfolios. Further, given this information, we believe we will not incur any material losses from this portion of our portfolio due to the effects of the storm.”

The Company continues to evaluate the effects of the storm in general, and on its loan portfolio, and, although there can be no assurances, does not expect the overall effect of the storm to materially affect financial performance.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.58 billion as of September 30, 2012. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties. The Bank’s wealth management division, PGB Trust & Investments, operates at the Bank’s corporate offices located at 500 Hills Drive in Bedminster and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our website at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to

•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	inability to successfully grow our business;
•	inability to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to funds our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•	other unexpected material adverse changes in our operations or earnings; and
•	adverse effects of Hurricane Sandy on business conditions and property values in New Jersey.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.